UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

Osteologix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-112754	32-0104570
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4415 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-6027

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 14, 2010, Osteologix, Inc. (the “Company”) announced that the Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to voluntarily deregister its common stock and intends to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended, beginning January 1, 2011. As a consequence of the deregistration, it is anticipated that the Company’s common stock will no longer be eligible for trading on the Over-the-Counter Bulletin Board. The Company anticipates that its common stock will be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities. However, the Company can give no assurance that trading in its stock will continue on the Pink Sheets or on any other securities exchange or quotation medium. Following deregistration, the Company intends to communicate with its shareholders through its website and periodic press releases.

In addition, in conjunction with plans to minimize the Company’s corporate overhead expenses and focus its business activities, the Company plans to close its US office in Glen Allen, Virginia, consolidate its US parent company into its direct Irish subsidiary, Osteologix Holdings Ltd. (subject to stockholder approval), and, following the proposed consolidation, conduct all future activities from its office in Dublin, Ireland.

A copy of the press release regarding this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
99.1 Press Release of Osteologix, Inc. dated December 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSTEOLOGIX, INC.

By: /s/ Philip J. Young
Philip J. Young
President and Chief Executive Officer

Date: December 15, 2010

EXHIBIT INDEX

Exhibit No.	Description

EX-99.1	Press Release of Osteologix, Inc. dated December 14, 2010

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